   As filed with the Securities and Exchange Commission on September 28, 2001
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                           NORTEL NETWORKS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                CANADA                                  3351                              NOT APPLICABLE

   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                     NUMBER)


                           8200 DIXIE ROAD, SUITE 100
                            BRAMPTON, ONTARIO, CANADA
                                     L6T 5P6
                                 (905) 863-0000

              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       NORTEL NETWORKS STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                          ----------------------------

                              CT CORPORATION SYSTEM
                                111 8TH AVENUE
                               NEW YORK, NY 10011
                                 (212) 894-8940

                          ----------------------------

(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          ----------------------------

                                 WITH COPIES TO:

    Deborah E. Kurtzberg, Esq.                       Deborah J. Noble
Cleary, Gottlieb, Steen & Hamilton                 Corporate Secretary
         One Liberty Plaza                     Nortel Networks Corporation
        New York, NY 10006                      8200 Dixie Rd., Suite 100
          (212) 225-2466                    Brampton, Ontario, Canada L6T 5P6

                                      PROPOSED MAXIMUM AGGREGATE OFFERING PRICE
-----------------------------------------------------------------------------------------------------------------
                             TITLE OF                         PROPOSED
                            SECURITIES                         MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
          NAME                 TO BE         AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING      REGISTRATION
         OF PLAN           REGISTERED (2)   REGISTERED (1)    PER SHARE             PRICE               FEE (3)
---------------------      --------------   --------------  --------------   ------------------      ------------

Nortel Networks Stock      Nortel           30,000,000        $5.130          $153,900,000             $38,475
Purchase Plan              Networks
                           Corporation
                           Common Shares


(1) Consists of common shares of Nortel Networks Corporation to be issued or delivered under the Nortel Networks Stock Purchase Plan. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar events.

(2) Includes the rights (the "Rights") attached to each common share pursuant to the Shareholder Rights Plan Agreement dated as of March 13, 2000. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates representing the common shares and may be transferred only together with the common shares.

(3) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low trading prices for a common share of Nortel Networks Corporation as reported on the New York Stock Exchange on September 21, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which previously have been filed by Nortel Networks Corporation (the "Corporation" or the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 13, 2001;

     (ii) The Corporation's Quarterly Reports on Form 10-Q for the period ending March 31, 2001, filed with the Commission on May 15, 2001 and for the period ending June 30, 2001 filed with the Commission on August 8, 2001;

     (iii) The Corporation's Current Reports on Form 8-K, filed with the Commission and dated January 22, 2001, January 29, 2001, February 2, 2001, February 7, 2001, February 16, 2001, March 14, 2001, March 23, 2001, March 28,
2001, April 10, 2001, April 24, 2001, May 14, 2001, June 15, 2001, July 23,
2001, August 8, 2001, August 10, 2001 and August 14, 2001;

     (iv) The description of the common shares and the rights to purchase common shares contained in the Corporation's registration statement on Form 8-A dated April 28, 2000, as amended by Form 8-A/A dated May 1, 2000; and

     (v) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registration document referred to in (i) above.

     All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Canada Business Corporations Act (the "Act") provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. Where an officer or director was substantially successful on the merits in his or her defense of such an action or proceeding, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred.

     By-law No. 1 of the Registrant, approved by the Board of Directors on February 22, 2001 and confirmed by the shareholders of the Registrant on April 26, 2001, implements the indemnification provisions of the Act and reads, in part, as follows:

     "SECTION 9.2 INDEMNITY

     Subject to the limitations contained in the Act, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director of officer of the corporation or such body corporate, if:

          (a)such person acted honestly and in good faith with a view to the best interests of the corporation; and

          (b)in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

     The corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

     The corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

     SECTION 9.3 INSURANCE

     To the extent permitted by the Act and other applicable law, the corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.2 against such liability as the board of directors may determine."

     The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. Our directors and officers are covered by a group liability insurance policy.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     4.1 Restated Certificate and Articles of Incorporation of Nortel Networks Corporation dated October 1, 2000 (incorporated by reference to
          Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 18, 2000)

     4.2 By-law No. 1 of Nortel Networks Corporation dated February 22, 2001 (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K dated March 13, 2001)

     4.3 Shareholder Rights Plan Agreement, dated as of March 13, 2000, between the Corporation and Montreal Trust Company of Canada, which includes the Form of Rights Certificate as Exhibit A thereto (incorporated by reference to Exhibit 3 to the Registrant's Registration Statement on Form 8-A filed on April 28, 2000, as amended by the Registration Statement on Form 8-A/A filed on May 1, 2000)

     4.4  Nortel Networks Stock Purchase Plan (incorporated by reference to
          Exhibit 4.3 to Registrant's Post-Effective Amendment No. 1 to Form S-8 dated May 1, 2000)

     23.1 Consent of Deloitte & Touche LLP, Toronto

     24.1 Power of Attorney

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada on the 28th day of September, 2001.

                                      NORTEL NETWORKS CORPORATION


                                      By  "JOHN A. ROTH"
                                        ---------------------------------------
                                          (John A. Roth, President and
                                          Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.

                         Signature                                                    Title
                         ---------                                                    -----

                PRINCIPAL EXECUTIVE OFFICER

                       "JOHN A. ROTH"
          -----------------------------------------
                        John A. Roth                                  President and Chief Executive Officer,
                                                                                  and a Director
                PRINCIPAL FINANCIAL OFFICER

                      "FRANK A. DUNN"
          -----------------------------------------
                       Frank A. Dunn                                 Chief Financial Officer, and a Director

               PRINCIPAL ACCOUNTING OFFICER

                    "DOUGLAS C. BEATTY"
          -----------------------------------------
                     Douglas C. Beatty                                              Controller

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:
             NORTEL NETWORKS INC.


                        "LYNN EGAN"
         ------------------------------------------
         Name:  Lynn Egan
         Title: Assistant Secretary


                                   DIRECTORS:


                      J.J. BLANCHARD                                               R.A. INGRAM"
---------------------------------------------------          ----------------------------------------------------
                     (J.J. BLANCHARD)                                             (R.A. INGRAM)

                        R.E. BROWN*                                               JOHN A. ROTH*
---------------------------------------------------          ---------------------------------------------------
                       (R.E. BROWN)                                                (J.A. ROTH)

                     JOHN E. CLEGHORN*                                             G. SAUCIER*
---------------------------------------------------          ---------------------------------------------------
                      (J.E. CLEGHORN)                                             (G. SAUCIER)

                      FRANK A. DUNN*
---------------------------------------------------          ---------------------------------------------------
                        (F.A. DUNN)                                             (S.H. SMITH, JR.)

                       L.Y. FORTIER*                                               L.R. WILSON*
---------------------------------------------------          ---------------------------------------------------
                      (L.Y. FORTIER)                                              (L.R. WILSON)




                                                             By*         "Deborah J. Noble"
                                                                 -------------------------------------
                                                                         (DEBORAH J. NOBLE,
                                                                        as Attorney-in-fact)

September 28, 2001

                                  EXHIBIT INDEX

 EXHIBIT NO.                    DESCRIPTION                                METHOD OF FILING                  PAGE
 -----------                    -----------                                ----------------                  ----

     4.1       Restated Certificate and Articles of            Incorporated by reference to Exhibit 3         --
               Incorporation of Nortel Networks Corporation    to the Registrant's Current Report on
               dated October 1, 2000                           Form 8-K dated October 18, 2000

     4.2       By-law No. 1 of Nortel Networks Corporation     Incorporated by reference to Exhibit 3.2       --
               dated February 22, 2001                         to Registrant's Annual Report on Form
                                                               10-K dated March 13, 2001

     4.3       Shareholder Rights Plan Agreement, dated as     Incorporated by reference to Exhibit 3         --
               of March 13, 2000, between the Corporation      to the Registrant's Registration
               and Montreal Trust Company of Canada, which     Statement on Form 8-A filed on April 28,
               includes the Form of Rights Certificate as      2000, as amended by the Registration
               Exhibit A thereto                               Statement on Form 8-A/A filed on May 1,
                                                               2000

     4.4       Nortel Networks Stock Purchase Plan             Incorporated by Reference to Exhibit 4.3       --
                                                               to Registrant's Post-Effective Amendment
                                                               No. 1 to Form S-8 dated May 1, 2000

    23.1       Consent of Deloitte & Touche LLP, Toronto       Filed herewith                                 10

    24.1       Power of Attorney                               Filed herewith                                 11